Exhibit 4.14

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

bioaffinity technologies, Inc.

Warrant

THIS WARRANT (this “Warrant”) is dated as of ______________, 2022 (the “Effective Date”) and entered into by and between BIOAFFINITY TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and [____________________] (the “Holder”).

A. To induce the Holder to enter into that certain [Amendment to Convertible Promissory Note] (the “Amendment”) dated as of _________________, 2022, by and between the Company and the Holder, the Company has agreed to issue this Warrant to the Holder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions.

(a) “Common Stock” means the Company’s Common Stock, par value $0.007 per share.

(b) “Expiration Date” shall be the date that is the fifth (5th) anniversary of the Effective Date.

(c) “Holder” has the meaning given in the recitals of this Warrant.

2. Exercise of Warrant.

(a) Holder is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or prior to the Expiration Date, but not thereafter, to purchase from the Company up to [________] shares of Common Stock at an exercise price of $5.25 per share (the “Per Share Exercise Price”).

(b) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time before the close of business on the Expiration Date, by the surrender of this Warrant (or the applicable portion thereof) and the delivery to the Company of a duly executed Notice of Exercise in the form annexed hereto, at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Per Share Exercise Price for the shares of Common Stock thereby purchased (by cash or by check or bank draft payable to the order of the Company), whereupon the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. If, prior to the Expiration Date, the Holder exercises this Warrant for less than all of the shares of Common Stock that would be issuable upon the exercise of this Warrant in full, then the Company, upon receipt of this Warrant for cancellation, shall issue a new Warrant to the Holder representing the balance of such shares of Common Stock. The Company agrees that if at the time of the surrender of this Warrant and purchase of the shares of Common Stock, the Holder shall be entitled to exercise this Warrant, the shares of Common Stock so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

(c) The Company shall at all times during the period for which this Warrant is exercisable, reserve and keep available such number of shares of Common Stock as will be sufficient to effect the exercise of this Warrant in full; and if at any such time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant in full, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of securities as shall be sufficient for such purpose including, without limitation, engaging its best efforts to obtain the requisite security holder approval for any necessary amendment to the Company charter documents and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

3. Nonassessable. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof. Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder as soon as reasonably practicable after the date on which this Warrant shall have been exercised.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Any fraction of a share that would otherwise be issuable upon the exercise of this Warrant shall be rounded down to the nearest whole share.

5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

6. No Rights as Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

8. Adjustments. The Per Share Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time as set forth in this Section 8.

(a) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, shall change by reclassification of securities or otherwise any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other kind, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

(b) Subdivision or Combination of Shares of Common Stock. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, in each case effective as of the effective time of such subdivision, stock dividend or combination, as the case may be.

(c) Cash Distributions. No adjustment will be made to the Exercise Price or the number of securities as to which purchase rights under this Warrant exist on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist.

9. Miscellaneous.

(a) Waiver and Amendment. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Holder.

(b) Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

(c) Notices. Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Subscription Agreement.

(d) Successors and Assigns. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company. Subject to the preceding sentence, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be executed by its officers thereunto duly authorized.

[HOLDER]	BIOAFFINITY TECHNOLOGIES, INC.

By:	By:
Name:		Maria Zannes
Title:		Chief Executive Officer

NOTICE OF EXERCISE

TO:	bioAffinity Technologies, Inc.

The undersigned hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of BioAffinity Technologies, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

1. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

2. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares.

(Date)	(Signature)

(Print Name)